UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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Blue Capital Reinsurance Holdings Ltd.

(Name of Registrant as Specified In Its Charter)

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BLUE CAPITAL REINSURANCE HOLDINGS LTD.

Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda

NOTICE OF 2017 ANNUAL GENERAL MEETING OF MEMBERS (herein referred to as “Shareholders”)

To Be Held on May 9, 2017 at 10:00 a.m. Atlantic Daylight Time

To Our Shareholders:

The 2017 Annual General Meeting of Shareholders (the “2017 Annual Meeting”) of Blue Capital Reinsurance Holdings Ltd. (the “Company” or “Blue Capital” ) will be held at the Company’s Principal Executive Offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda on May 9, 2017, at 10:00 a.m. Atlantic Daylight Time. At this meeting you will be asked to consider and vote on the following proposals:

1)	To fix the number of directors of the Company at five and to elect two Class A director nominees to the Company’s Board of Directors (the “Board”) for terms ending in 2020, and

2)	To appoint Ernst & Young Ltd., an independent registered public accounting firm, as the Company’s independent auditor for 2017 and to authorize the Board, acting by the Company’s Audit Committee, to set their remuneration.

In addition, we will consider any other business as may properly come before the 2017 Annual Meeting and any adjournments thereof.

The Company’s audited consolidated financial statements as of and for the year ended December 31, 2016, which are included in the Company’s Annual Report on Form 10-K (the “2016 Form 10-K”), as approved by the Board, will be presented at the 2017 Annual Meeting, pursuant to the provisions of the Bermuda Companies Act 1981, as amended (the “Companies Act”), and the Company’s Bye-Laws.

The close of business on March 15, 2017 has been fixed as the record date for determining the Shareholders entitled to notice of, and to vote at, the 2017 Annual Meeting or any adjournments thereof. For a period of at least ten days prior to the 2017 Annual Meeting, a complete list of Shareholders entitled to vote at the 2017 Annual Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda. This Proxy Statement, the Notice of the 2017 Annual Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about March 27, 2017.

The Company’s Proxy Statement and 2016 Form 10-K are also available at https://materials.proxyvote.com/G1190F.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to the Company in the accompanying envelope, which does not require postage if mailed in the United States. Signing and returning a proxy card will not prohibit you from attending the 2017 Annual Meeting. Please note that the person designated as your proxy need not be a Shareholder. Persons who hold their voting shares in a brokerage account or through a nominee will likely have the added flexibility of directing the voting of their shares by telephone or over the internet.

By Order of the Board,

John V. Del Col

Secretary

Pembroke, Bermuda

March 16, 2017

THE COMPANY

We are a Bermuda exempted limited liability company that, through our subsidiaries, provides collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities. We were incorporated under the laws of Bermuda on June 24, 2013 and we commenced operations on November 12, 2013. Our headquarters and principal executive offices are located at Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM 08, which is also our registered office.

Our Common Shares trade on the New York Stock Exchange under the symbol “BCRH” and on the Bermuda Stock Exchange under the symbol “BCRH.BH.”

Our business strategy is to build and maintain a diversified portfolio of reinsurance risks that will generate underwriting profits, which we intend principally to distribute to our shareholders through the payment of dividends, with returns commensurate with the amount of risk assumed. We seek to provide our Shareholders with the opportunity to own an alternative asset class whose returns we believe have historically been largely uncorrelated to those of other asset classes, such as global equities and bonds. Subject to the discretion of our board of directors (the “Board”), we intend to distribute a minimum of 90% of our annual Distributable Income to holders of our Common Shares. “Distributable Income,” a non-GAAP measure, means our GAAP net income plus (minus) non-cash expenses (revenues) recorded in our net income for the period. Subject to the discretion of the Board, we intend to make regular quarterly dividend payments for each of the first three quarters of each year, and either repurchase Common Shares or pay a fourth “special” dividend after the end of the year.

We operate as a single business segment through our wholly-owned subsidiaries: (i) Blue Capital Re Ltd. (“Blue Capital Re”), a Bermuda exempted limited liability company registered as a Class 3A insurer in Bermuda under the Insurance Act, which provides collateralized reinsurance; and (ii) Blue Capital Re ILS Ltd., a Bermuda exempted limited liability company which conducts hedging and other investment activities, including entering into industry loss warranties and purchasing catastrophe bonds, in support of Blue Capital Re’s operations.

As of December 31, 2016, Endurance Specialty Holdings Ltd. (“Endurance”) owned 33.3% of the Company’s outstanding Common Shares. Endurance announced on October 5, 2016 that it has entered into a definitive merger agreement (the “Proposed Merger”) pursuant to which it will be acquired by Sompo Holdings, Inc. (“Sompo”). The Proposed Merger has been approved by each company’s Board of Directors and Endurance’s shareholders. The Proposed Merger is expected to close as soon as practicable following the satisfaction of customary closing conditions including regulatory approvals. Following the Proposed Merger, Sompo will be the ultimate beneficial owner of Endurance’s shareholding in the Company.

Through each of the following roles and relationships, we leverage Endurance’s reinsurance underwriting expertise and infrastructure to conduct our business: (i) Blue Capital Management Ltd. (the “Manager”), a wholly-owned subsidiary of Endurance, manages our reinsurance underwriting decisions; (ii) Blue Water Re Ltd. (“Blue Water Re”), Endurance’s wholly-owned special purpose insurance company, is a significant source of reinsurance business for us; and (iii) certain employees of Endurance also serve as our Chief Executive Officer (the “CEO”), our Chief Financial Officer (the “CFO”), and as two of our five directors, including the role of Chairman.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. These exemptions include:

•	reduced disclosure about our executive compensation arrangements and no requirement to include a compensation discussion and analysis;

•	no requirement to hold non-binding advisory shareholder votes on executive compensation or golden parachute arrangements;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); and

•	the ability to use an extended transition period for complying with new or revised accounting standards.

We intend to continue to take advantage of some, but not all, of the exemptions available to emerging growth companies until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you invest.

We have irrevocably elected not to take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

We will continue to be an emerging growth company until the earliest to occur of: (i) the last day of the year during which we had total annual gross revenues of at least $1.0 billion (as indexed for inflation); (ii) December 31, 2018; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda

PROXY STATEMENT

2017 Annual General Meeting of Shareholders

May  9, 2017

General Information

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board to be voted at the 2017 Annual Meeting to be held at the Company’s Principal Executive Offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda on May 9, 2017 at 10:00 a.m. Atlantic Daylight Time, or any postponement or adjournment thereof. This Proxy Statement, the Notice of 2017 Annual Meeting and the accompanying form of proxy are being first mailed to Shareholders on or about March 27, 2017.

As of March 15, 2017, the record date for the determination of persons entitled to receive notice of, and to vote at, the 2017 Annual Meeting, there were 8,756,071 Common Shares outstanding. Common Shares are the only class of our share capital entitled to vote at the 2017 Annual Meeting. Common Shares are quoted on the NYSE under the symbol “BCRH” and the Bermuda Stock Exchange under the symbol “BCRH.BH.”

Holders of Common Shares are entitled to one vote on each matter to be voted upon by the Shareholders at the 2017 Annual Meeting for each Common Share held. Pursuant to the Company’s Bye-Law 24, if, and so long as, the Controlled Shares (as defined below) of any U.S. Person would otherwise represent more than 9.5% of the voting power of all of the Common Shares entitled to vote at an election of directors, then the votes conferred by the Controlled Shares owned by such person will be reduced by whatever amount is necessary so that after any such reduction such votes shall constitute no more than 9.5% of the total voting power of all the Common Shares entitled to vote at any election of directors as set forth in our Bye-Laws. Such Shareholder’s voting power in excess of 9.5% will be redistributed proportionally among the other Shareholders so that 100% of the voting power of all Common Shares is entitled to be cast. In any event, no such reduction and redistribution of voting power may have the effect of increasing another U.S. Person’s voting power to more than 9.5%. If the aggregate reductions in voting power would result in less than 100% of the voting power of all Common Shares being entitled to be cast, the excess of 100% of the voting power over the votes entitled to be cast shall be conferred on the shares held by the Shareholders, proportionately, based on the number of shares held by each Shareholder; provided, however, that the shares of a Shareholder shall not be conferred votes to the extent that any U.S. Person would be considered a 9.5% U.S. Shareholder.

In addition, the Board may adjust a Shareholder’s voting rights to the extent that it reasonably determines in good faith that it is necessary to do so to avoid adverse U.S. tax consequences or materially adverse legal or regulatory treatment to the Company or any subsidiary of the Company or to any Shareholder or affiliate controlled by such Shareholder. “Controlled Shares” shall include, among other things, all Common Shares that a person is deemed to beneficially own directly, indirectly or constructively within the meaning of Section 958 of the U.S. Internal Revenue Code.

In order to determine the number of Controlled Shares owned by each Shareholder, we are authorized to require any Shareholder to provide information as to that Shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the Shareholder’s Common Shares, relationships with other Shareholders or any other facts the directors may deem relevant to a determination of the number of Common Shares attributable to any person. We may, in our reasonable discretion, reduce or disregard the votes attached to Common Shares of any holder failing to respond to such a request or submitting incomplete or inaccurate information.

The presence of two or more persons present in person and representing in person or by proxy in excess of 50% of the total combined voting power (that is, the number of maximum possible votes entitled to attend and vote at a general meeting, after giving effect to Bye-Law 24) of all of the issued and outstanding Common Shares throughout the meeting shall form a quorum for the transaction of business at the 2017 Annual Meeting.

At the 2017 Annual Meeting, Shareholders will also receive the report of our independent registered public accounting firm and may be asked to consider and take action with respect to such other matters as may properly come before the 2017 Annual Meeting.

Each of the Shareholder proposals presented herein will be decided by the affirmative vote of a majority of the voting rights attached to the Common Shares voted at the 2017 Annual Meeting, subject to Bye-Law 24, provided a quorum is present. The Company intends to conduct all voting at the 2017 Annual Meeting by poll to be requested by the Chairman of the meeting, in accordance with the Company’s Bye-Laws.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2017. The Proxy Statement and the 2016 Form 10-K are available at https://materials.proxyvote.com/G1190F.

About the 2017 Annual Meeting

Where and when will the 2017 Annual Meeting be held?

The 2017 Annual Meeting will be held at the Company’s Principal Executive Offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda on May 9, 2017 at 10:00 a.m. Atlantic Daylight Time.

What will I be voting on?

At this meeting you will be asked to consider and vote on the following proposals:

1) To fix the number of directors of the Company at five and to elect two Class A director nominees to the Company’s Board of Directors (the “Board”) for terms ending in 2020, and

2) To appoint Ernst & Young Ltd., an independent registered public accounting firm, as the Company’s independent auditor for 2017 and to authorize the Board, acting by the Company’s Audit Committee, to set their remuneration.

In addition, we will consider any other business as may properly come before the 2017 Annual Meeting and any adjournments thereof.

How do I vote my Common Shares?

You can vote either in person at the 2017 Annual Meeting or by proxy whether or not you can attend the 2017 Annual Meeting.

To vote by proxy, you must either:

•	complete the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

•	vote by telephone (instructions are on the proxy card), or

•	vote by Internet (instructions are on the proxy card).

Can I change my vote?

Yes. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the 2017 Annual Meeting.

What if I don’t vote for some of the matters listed on my proxy card?

Shareholders of Record. If you are the Shareholder of record and you do not vote your shares by proxy card or voting instruction form, by telephone, via the internet or in person at the 2017 Annual Meeting, your shares will not be voted at the 2017 Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your Common Shares only on those proposals on which it has discretion to vote. Under the rules of the NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposal 1; however, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2.

How many votes are required to elect Directors and to adopt the proposals?

Each of the Shareholder proposals presented herein will be decided by the affirmative vote of a majority of the votes cast at the 2017 Annual Meeting, subject to Bye-Law 24, provided a quorum is present. The Company intends to conduct all voting at the 2017 Annual Meeting by poll to be requested by the Chairman of the meeting, in accordance with the Company’s Bye-Laws.

Could other matters be decided at the 2017 Annual Meeting?

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of 2017 Annual Meeting and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters at their discretion.

What happens if the meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

How can I access proxy materials and the 2016 Form 10-K electronically?

The Proxy Statement and the 2016 Form 10-K are available at https://materials.proxyvote.com/G1190F.

Solicitation and Revocation

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD.

Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the 2017 Annual Meeting may do so by completing another form of proxy and delivering an executed proxy to the Secretary of the Company at the address indicated herein before the time of the 2017 Annual Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her as proxy to inform such person of this appointment.

All Common Shares represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions given thereon. If no instructions are provided in a properly executed proxy, it will be voted in accordance with the Board’s recommendations as set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the 2017 Annual Meeting. If a Shareholder appoints a person other than the person named in the enclosed form of proxy to represent him or her, such person will vote the Common Shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the 2017 Annual Meeting. Attendance at the 2017 Annual Meeting by a Shareholder who has executed and delivered a proxy to us shall not constitute a revocation of such proxy.

Member brokerage firms of the NYSE that hold Common Shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions, vote in their discretion upon the proposal to appoint Ernst & Young Ltd., an independent registered public accounting firm, as the Company’s independent auditor for 2017 and to authorize the Company’s Board, acting by the Company’s Audit Committee, to set their remuneration. The election of directors is considered to be a non-routine matter upon which a broker will not have discretionary authority to vote if no instructions are given by the beneficial owner of the Common Shares. Broker non-votes occur when Common Shares held for a beneficial owner are not voted. If a Shareholder abstains from voting, or if a Shareholder’s Common Shares are treated as a broker non-vote, those Common Shares will not be considered as votes cast “For” or “Against” the proposal, but will be included in the number of Common Shares represented for the purpose of determining whether a quorum is present.

We will bear the cost of solicitation of proxies. We have engaged the firm of Georgeson Shareholder Communications Inc. to assist us in the solicitation of proxies for a fee of $1,500, plus the reimbursement of reasonable out-of-pocket expenses. Solicitation may be made by our directors and officers personally, by telephone, by internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the 2017 Annual Meeting to the beneficial owners of Common Shares which such persons hold of record.

PROPOSAL 1

APPROVAL OF A FIVE MEMBER BOARD AND ELECTION OF DIRECTORS

Our Bye-Laws provide for a classified Board, divided into three classes of approximately equal size. Each director serves a three-year term, except in the case of a director appointed to fill a casual vacancy. Currently, the Board consists of five directors.

At the 2017 Annual Meeting, Shareholders are requested to fix the number of directors at five and to elect two Class A director nominees to the Board for terms ending in 2020.

Michael J. McGuire and John R. Weale have been nominated for election as directors at the 2017 Annual Meeting by the Company’s Compensation and Nominating Committee (the “Compensation Committee”). If elected, each of Messrs. McGuire and Weale will serve as Class A directors for a three-year term expiring at the Company’s 2020 Annual General Meeting of Shareholders or until their respective successors are elected and qualified. In the event that Shareholders fail to elect each of the director nominees, the number of director nominees elected plus the number of directors previously elected shall be deemed to be the number of directors so fixed.

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 1 WHICH CALLS FOR THE APPROVAL OF A FIVE MEMBER BOARD AND ELECTION OF THE DIRECTOR NOMINEES.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Director Nominees

The current members and nominees of the Board and terms of each class are set forth below:

Name	Age	Position	Director Since
Class A—term ending 2017

Michael J. McGuire*	44	Chairman	2015
John R. Weale*	58	Director	2013

Class B—term ending 2018

Adam G. Szakmary	38	Director, CEO	2015
D. Andrew Cook	54	Director	2013

Class C—term ending 2019

Eric Lemieux	56	Lead Director	2013

*	Nominated for election at the 2017 Annual Meeting.

Each of the director nominees for election at the 2017 Annual Meeting has been nominated by the Compensation Committee.

Mr. McGuire currently serves as Chief Financial Officer of Endurance and Mr. Szakmary currently serves as Chief Executive Officer and Portfolio Manager of the Manager, and as a result they may face conflicts of interest that may make it difficult for them to operate our business. See “Certain Relationships and Related Transactions.”

The following information presents the principal occupations, business experience, and recent business activities involving the Company and other affiliations of the directors and director nominees:

Class A Directors and Director Nominees, term expiring in 2017:

Michael J. McGuire. Mr. McGuire has been our Chairman since August 2015. He has served as Chief Financial Officer of Endurance since January 2006. Mr. McGuire joined Endurance in 2003 to lead its external reporting, treasury and Sarbanes-Oxley compliance initiatives. Prior to joining Endurance, Mr. McGuire was employed by Deloitte & Touche LLP (“Deloitte”) where he spent over nine years working in a variety of audit and advisory roles in the United States, Bermuda and Europe. In his last role at Deloitte, Mr. McGuire served as a senior manager in Deloitte’s merger and acquisition advisory practice, providing transaction accounting, structuring and due diligence services to private equity and strategic investors. Mr. McGuire is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. We believe Mr. McGuire’s qualifications to serve on the Board include his professional financial management and accounting experience of over 20 years in the accounting and reinsurance industries.

John R. Weale. Mr. Weale has been a director since August 2013. Until November 2011, Mr. Weale was Chief Financial Officer of Catalina Holdings (Bermuda) Ltd. (“Catalina Holdings”). Prior to his employment with Catalina Holdings, Mr. Weale spent over 13 years at IPCRe Limited and IPC Holdings, Ltd (collectively, “IPC”). At IPC, he served as Executive Vice President from July 2008 and Chief Financial Officer from June 1996, as well as interim President and Chief Executive Officer during 2009. Prior to IPC, he held various positions at American International Company, Limited, including Vice President—Insurance Management Services. Mr. Weale currently serves as Chairman of the Board of Blue Capital Global Reinsurance Fund Limited. Mr. Weale has also served as Chairman of the Board and an audit committee member of Butterfield

Money Market Fund Limited and Butterfield Liquid Reserve Fund Limited, and as a director of Butterfield Select Fund Limited. Mr. Weale is a Fellow of the Chartered Institute of Management Accountants and is a Chartered Global Management Accountant. We believe Mr. Weale’s qualifications to serve on the Board include his professional financial management and accounting experience of over 30 years in the insurance and reinsurance industries.

Class B Directors, term expiring in 2018:

Adam G. Szakmary. Mr. Szakmary has been our director and CEO since August 2015. Mr. Szakmary was appointed as director and Chief Executive Officer for the Manager in August 2015. Prior to serving as CEO and Portfolio Manager of the Manager, Mr. Szakmary was an underwriter of the U.S. Property Treaty Portfolio and a Vice President of Risk Management at Montpelier Re. Mr. Szakmary assisted in the launch of Montpelier at Lloyd’s of London (“Lloyd’s”), now doing business as Endurance at Lloyd’s, where he was the international property class underwriter, and prior to that he underwrote the terrorism portfolio at Montpelier Re. He has also worked with the U.S. Overseas Private Investment Corporation, and the U.S. Department of Commerce evaluating political risk while researching terrorism. Mr. Szakmary holds a Master’s degree in International Economic Policy from American University, and a Bachelor’s Degree in both Maritime Policy Studies and Political Science with high distinction from the University of Rhode Island. We believe Mr. Szakmary’s qualifications to serve on the Board include his extensive experience in the global insurance and reinsurance industries, particularly in the areas of underwriting and capital and investment management.

D. Andrew Cook. Mr. Cook has been a director since September 2013. From May 19, 2015, Mr. Cook has served as Chief Financial Officer of Global Partner Acquisition Corp. (NASDAQ:GPAC) a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. He is also a director and Investment Committee Chairman of GreyCastle Life Reinsurance (SAC) Ltd. a Bermuda based entity that participates in the life reinsurance run-off space. Mr. Cook served as President of Alterra Bermuda Limited from October 2010 to June 2013, in addition to his position as Executive Vice-President—Business Development, which he held from May 2010. From May 2010 to October 2010, he also served as Chief Integration Officer and Global Development Officer with Alterra Capital Holdings Limited (“Alterra Capital Holdings”). Mr. Cook served as Chief Financial Officer of Harbor Point Limited (“Harbor Point”) from September 2006 until the merger of Max Capital Group Ltd. and Harbor Point in May 2010, which became Alterra Capital Holdings. He also served as Deputy Chairman, President and Chief Financial Officer of Harbor Point Re Limited. From 2001 to 2006, Mr. Cook was the Chief Financial Officer of AXIS Capital Holdings Limited, a Bermuda insurance and reinsurance company. From January 2001 until November 2001, he served as Senior Vice President and Chief Financial Officer of Mutual Risk Management Limited. From 1999 to 2000, he worked as an independent consultant assisting clients in raising private equity capital. From 1993 to 1999, he served as Senior Vice President and Chief Financial Officer of LaSalle Re Holdings Limited. Mr. Cook is a Canadian Chartered Professional Accountant. With his strong financial and accounting background, Mr. Cook serves as our Audit Committee Chair and meets the U.S. Securities and Exchange Commission (the “SEC”) definition of an “Audit Committee Financial Expert” under Item 407(d) of Regulation S-K. We believe Mr. Cook’s qualifications to serve on our Board include his extensive experience in the global insurance and reinsurance industries, including his executive management positions at major Bermuda-based reinsurance companies.

Class C Director, term expiring in 2019:

Eric Lemieux. Mr. Lemieux has been a director since September 2013 and has been our Lead Director since October 2013. Since 2007, he has been the proprietor of Blue Pearl Advisors, Guilford, Connecticut, consulting on various insurance-related projects concentrating in the area of catastrophe risk management. From 2004 to 2007, he served as President of LightKeeper Specialty, Inc., a startup mono-line commercial insurer. Mr. Lemieux was a founding member of the Black Diamond Group in 2001 and served as a director until 2004. From 1999 to 2001, he was Managing Director at Allianz and from 1992 to 1998 he was Chief Actuary at CAT

Ltd., Bermuda. He previously held various actuarial positions at the Travelers Insurance Company from 1986 to 1992 and also worked at Liberty Mutual Group, Inc. from 1985 to 1986. Mr. Lemieux is a fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. We believe Mr. Lemieux’s qualifications to serve on the Board include his broad range of consulting and other experience in the reinsurance industry.

Executive Officers

(as of March 15, 2017)

Name	Age	Principal Position	Executive Officer Since
Adam G. Szakmary (1)	38	CEO	2015
Greg A. Garside (2)	45	CFO	2015

(1)	See the biography of Mr. Szakmary under “Directors, Executive Officers and Corporate Governance.”
(2)	Mr. Garside also serves as the Controller and Vice President of Endurance and is the Treasurer of the Manager.

Greg A. Garside. Mr. Garside has been the Company’s CFO since November 2015. Mr. Garside serves as the Controller and Vice President of Endurance and is the Treasurer of the Manager. He joined Endurance in 2002 and has held several financial reporting and controller positions of increasing responsibility. Prior to joining Endurance, he served as Assistant Controller at LaSalle Re Ltd. and worked in the insurance audit practice at KPMG in Bermuda. Previously, he was a trainee accountant at Moore Stephens Chartered Accountants in London. Mr. Garside is a member of the Institute of Chartered Accountants in England and Wales.

Corporate Governance and Related Matters

The Board acts as the Company’s ultimate decision maker and advises and oversees management, which is responsible for day-to-day operations. The Company has adopted Corporate Governance Guidelines and Procedures (the “Corporate Governance Guidelines”) to provide a framework for the governance of the Company. This document is available on our website at (www.bcapre.bm > Corporate Governance > Corporate Governance Documents > Corporate Governance Guidelines and Procedures) and may also be obtained at no charge upon written request to the attention of the Company Secretary at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics (the “Code of Conduct and Ethics”) for all its directors, officers and employees, including the Company’s CEO and CFO. This document is available on our website at (www.bcapre.bm > Corporate Governance > Corporate Governance Documents > Code of Conduct and Ethics) and may also be obtained at no charge upon written request to the attention of the Company Secretary at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda. Any waiver of any part of the Code of Conduct and Ethics for executive officers or directors may be made only by the Board (or the Audit Committee) and will be promptly disclosed to Shareholders as required by SEC and NYSE rules.

The Board and Committees

The Board

The Board currently consists of five members and is elected by Shareholders pursuant to the Company’s Bye-Laws. The Board is divided into three classes, Class A, Class B and Class C, with each class serving for a staggered three-year term. The Board selects our CEO and our CFO, who are charged with the conduct of our business. After selecting the senior management team, the Board acts as an advisor to senior management and ultimately monitors its performance. The Board’s ability to monitor senior management’s performance is facilitated by the presence of independent directors who have experience in the reinsurance business.

The Board has determined that the positions of CEO and Chairman should be held by two different individuals. The Board believes that its current leadership structure is appropriate for the Company at this time because the CEO and Chairman fulfill separate and distinct roles. The CEO is responsible for the day-to-day management of the Company while the Chairman presides over meetings of the Board and acts as liaison between the non-management directors and the CEO.

Endurance has the right to nominate two out of our five directors (or, if the Board consists of more than five directors, no less than 40% of the total Board seats at any given time), until the later of the date on which: (i) Endurance sells any Common Shares; and (ii) Endurance owns less than 5% of the total Common Shares outstanding.

Board Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

The Board receives regular reports from the Manager on the risk management work undertaken by management and the extent of any action taken to address areas identified for improvement. The Board defines the risk measures and risk management processes to be used within the Company, including the definition of the Company’s risk appetite and its risk tolerances. Discussions of risk management reporting, risk tolerance, risk measurement, capital management and corporate strategy take place at each of the Board meetings.

Director Independence

Members of the Audit Committee and the Compensation Committee must meet all applicable independence tests as defined by the NYSE, the SEC and the Company’s Categorical Standards for Director Independence (the Company’s “Independence Standards”) as adopted by the Board and attached hereto as Appendix A.

The Board and the Compensation Committee have reviewed the responses of directors and director nominees to a questionnaire asking about their direct and indirect relationships with the Company (including those of their immediate family members) and other potential conflicts of interest, as well as pertinent materials provided by management related to transactions, relationships or arrangements between the Company and the directors or director nominees or parties related thereto.

The Board has concluded that each of Messrs. Cook, Lemieux and Weale is independent in accordance with the director independence standards of the NYSE, the SEC and the Company’s Independence Standards and that none of Messrs. Cook, Lemieux and Weale has a material relationship with the Company that would impair his independence from management or otherwise compromise his ability to act as an independent director. Neither Mr. Szakmary, by virtue of his directorship and management position with the Manager, nor Mr. McGuire, by virtue of his directorships or management positions with Endurance or its subsidiaries, is considered to be an independent director. Accordingly, the majority of the Board is comprised of independent directors.

Board and Committee Meetings

During 2016 there were four meetings (including telephonic meetings) of the full Board, five meetings of the Audit Committee and two meetings of the Compensation Committee. During 2016 each of our directors attended over 75% of the meetings of the full Board during the period such director was a member.

As Lead Director, Mr. Lemieux, attends and presides over each regularly scheduled executive session of non-management directors. The Board intends to meet in executive session at least once during each year with only independent directors present.

It is the Board’s policy that all directors will attend, or otherwise participate in, our Annual General Meetings of Shareholders unless unavoidably prevented from doing so. Each of our directors attended the 2016 Annual General Meeting of Shareholders.

Committees of the Board

The Board had two standing committees during 2016, the Audit Committee and the Compensation Committee.

The following table outlines the current members of each of the committees:

Director	Audit Committee	Compensation Committee
D. Andrew Cook	Chair	X
Eric Lemieux	X	X
Michael J. McGuire
Adam G. Szakmary
John R. Weale	X	Chair

Audit Committee

The Board has determined that all members of the Audit Committee are “independent” within the meaning of the NYSE listing standards and the rules and regulations of the SEC. The Board has also determined that all members of the Audit Committee are financially literate and that, at a minimum, D. Andrew Cook meets the requirements of being an “Audit Committee Financial Expert” under Item 407(d) of Regulation S-K.

The Audit Committee is primarily responsible for the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s internal audit activities and the independence, qualifications and performance of the Company’s independent registered public accounting firm.

Specifically, these duties include: (i) selecting and overseeing the Company’s independent registered public accounting firm; (ii) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (iii) overseeing the Company’s financial reporting activities, including its annual and quarterly reports to Shareholders, and the accounting standards and principles followed; (iv) overseeing the review of the financial reporting process and internal audit activities that are designed to provide management and the Audit Committee with assessments of the Company’s risk management processes and internal control systems; (v) approving audit and non-audit services provided to the Company by the independent registered public accounting firm; (vi) reviewing the organization and scope of the Company’s internal audit activities; (vii) addressing requests for waivers of conflict of interest situations; (viii) overseeing the Company’s legal and regulatory compliance; (ix) overseeing the Company’s disclosure and internal controls; (x) preparing the report of the Audit Committee required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement; (xi) providing an avenue of communication among the independent auditors, management and the Board; and (xi) fulfilling all other duties and responsibilities as outlined within the Committee’s charter.

The Audit Committee has established a charter which outlines its primary duties and responsibilities. This document is available on our website at (www.bcapre.bm > Corporate Governance > Corporate Governance Documents > Audit Committee Charter) and also may be obtained at no charge upon written request to the attention of the Company Secretary at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda. The Audit Committee’s report appears on page 16 of this Proxy Statement.

Compensation Committee

The Board has determined that all members of the Compensation Committee are “independent” within the meaning of the NYSE listing standards and the rules and regulations of the SEC.

The principal duties and responsibilities of the Compensation Committee related to compensation include: (i) establishing, maintaining and administering compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to enable us to achieve superior operating results; (ii) approving and reviewing performance measures; (iii) evaluating performance and reviewing and approving all salary and incentive payments and equity awards for our executive officers; (iv) recommending to the Board management succession for all of our executive officers; (v) assisting in discharging the Board’s responsibilities regarding all compensation matters; (vi) overseeing the administration of our compensation plans; (vii) reviewing and making recommendations on the compensation of our non-management directors; (viii) overseeing our compliance with the compensation rules, regulations, and guidelines promulgated by the NYSE, the SEC and other law, as applicable; (ix) reviewing and discussing with management disclosure in the Compensation Discussion and Analysis (the “CD&A”) and related executive compensation information and making a recommendation to the Board as to whether such disclosures and information shall be included in the appropriate regulatory filings; and (x) fulfilling all other duties and responsibilities as outlined within the Compensation Committee’s charter.

Pursuant to the terms of the Administrative Services Agreement with the Manager, which is described in more detail under the heading “Certain Relationships and Related Person Transactions—Service Agreements with Endurance” beginning on page 21 of this Proxy Statement, the Manager provides us with, among other things, the services of our CFO, Mr. Garside, and our CEO, Mr. Szakmary, and is compensated for such services in accordance with the Administrative Services Agreement and the Investment Management Agreement. Nonetheless, the Compensation Committee is responsible for all aspects of compensation and benefits policies for any executive officers we may hire in the future. Our executive officers do not have any role in making determinations or recommendations regarding director compensation.

Neither the Compensation Committee nor management retained a compensation consultant during 2016.

The Compensation Committee is also responsible for nominating candidates for election to the Board and for reviewing and making recommendations on matters involving the general operation of the Board and our corporate governance.

The principal duties and responsibilities of the Compensation Committee related to nominating and corporate governance include: (i) establishing criteria for Board and committee membership and recommending to the Board proposed nominees for election to the Board and for membership on committees of the Board; (ii) searching for qualified director candidates as needed and reviewing background information of candidates for selection to the Board, including those recommended by Shareholders, and making recommendations to the Board regarding such candidates; (iii) assisting the Board in identifying individuals qualified to become Board members consistent with criteria approved by the Board and set forth in the Corporate Governance Guidelines and recommending director nominees to the Board; (iv) evaluating whether each director candidate is independent, is financially literate, has accounting or related financial management expertise, qualifies as an “Audit Committee Financial Expert” under Item 407(d) of Regulation S-K and is free of any conflict of interest or the appearance of any conflict of interest with the best interests of us and Shareholders; (v) identifying potential nominees for director through director suggestions, management recommendations, business, insurance industry and other contacts and Shareholder nominations; (vi) to the extent it deems appropriate, engaging a third-party search firm and other advisors to identify potential nominees for director; (vii) taking a leadership role on shaping our corporate governance; (viii) making recommendations to the Board regarding board governance matters and practices; and (ix) fulfilling all other duties and responsibilities as outlined within the Compensation Committee’s charter. Pursuant to the Compensation Committee’s charter, a nominee recommended for a position on the Board should meet the following minimum qualifications: (i) such nominee must be over 21 years of age; (ii) such nominee must have the highest standards of integrity; (iii) such nominee must have significant accomplishments in his or her chosen field of expertise; (iv) such nominee must have experience with a high degree of responsibility in a business, non-profit organization, educational institution, professional services firm or other organization; (v) such nominee must be able to commit the appropriate time for preparing for Board meetings, attending meetings and other corporate governance matters; (vi) such nominee must be able to read and understand basic financial statements; and (vii) such nominee must be familiar with the role of the board of directors in a company. The Compensation Committee may determine that members of the Board should have diverse experiences, skills and perspectives as well as knowledge in the areas of insurance, reinsurance, investment, financial services and other aspects of the Company’s activities.

The Compensation Committee has established a charter, which outlines its primary duties and responsibilities. This document is available on our website at (www.bcapre.bm > Corporate Governance > Corporate Governance Documents > Compensation and Nominating Committee Charter) and may also be obtained at no charge upon written request to the attention of the Company Secretary at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda.

Shareholder Recommendations

Shareholders who wish to recommend a person or persons for consideration as a nominee for election to the Board should send a written notice by mail, c/o Secretary, Blue Capital Reinsurance Holdings Ltd., Waterloo House, 100 Pitts Bay Rd., Pembroke Bermuda HM08 and include the following information:

•	the name(s) and address(es) of the Shareholder(s) making the nomination as they appear in the Register of Members and of the beneficial owner (if any), the number of Common Shares which are owned beneficially and of record by such Shareholder(s) and the period for which such Common Shares have been held;

•	a representation from the Shareholder(s) that he or she is a holder of record of the Common Shares and that he or she intends to vote in person or by proxy at the 2017 Annual Meeting to propose and vote for the nomination;

•	the name of each person whom the Shareholder(s) recommend(s) to be considered as a nominee;

•	a description of the relationship between the nominating Shareholder(s) and each nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included);

•	biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•	all information relating to such nominee required to be disclosed pursuant to Regulation 14A under the 1934 Act; and

•	written consent of the recommended nominee to nomination and to serving as a director, if elected.

Upon receipt of any such recommendations, the Company may request that the potential nominee complete a Directors’ and Officers’ Questionnaire soliciting information about such potential nominee’s independence, related person transactions and other relevant information required to be disclosed by the Company.

In the case of nominations or other proposals to be brought before the Annual General Meeting of Shareholders, Shareholders shall give notice of such proposals between 90 and 120 days prior to the first anniversary of the preceding Annual General Meeting of Shareholders. In the event that the date of the Annual General Meeting of Shareholders is advanced more than 30 days or delayed more than 90 days, such notice shall be given between 120 days prior to the Annual General Meeting of Shareholders and the later of: (i) the 90th day prior to such Annual General Meeting of Shareholders; and (ii) the 10th day following the first public announcement by the Company of the date of the Annual General Meeting of Shareholders. In the case of a nomination to be brought before a Special General Meeting (“Special General Meeting”), Shareholders shall give notice of such nomination between 90 and 120 days prior to the date of the Special General Meeting or, if later, within 10 days of the date of the first public announcement by the Company of such Special General Meeting. Shareholders who submit nominations or other proposals must also provide certain information with regard to their economic and other interests. A Shareholder who desires instead to directly nominate a candidate for election to the Board at the Annual General Meeting or a Special General Meeting of Shareholders must meet the deadlines and other requirements set forth in the Company’s Bye-Laws. Shareholders who wish to convene a Special General Meeting as provided by the Companies Act, must also provide certain information with regard to their economic and other interests.

Shareholder Communications

Shareholders, as well as any other interested parties, may communicate directly with the Board by written notice or via the online contact area located under Corporate Governance / Shareholder Communications with the Board on our website at www.bcapre.bm. All written notices should be sent to the following address with return receipt requested: Attn: Chief Executive Officer, Blue Capital Reinsurance Holdings Ltd. Waterloo House, 100 Pitts Bay Road, Pembroke, HM08, Bermuda. All inquiries and information requests will be handled in the first instance by the CEO. The correspondence will be evaluated by the CEO, who will forward a particular communication to the Chairman or the appropriate Board or Committee member(s) upon determining that it is made for a valid purpose and is relevant to the Company and its business. At each regularly-scheduled meeting of the Board, the CEO or his designee shall present a summary of all communications received since the last meeting that were not forwarded and upon request shall make such communications available to any or all of the directors.

Audit Committee Report

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the 1934 Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the 1934 Act.

Messrs. Cook, Lemieux and Weale currently serve on the Audit Committee. All current members of the Audit Committee will continue as members of the Audit Committee, assuming Mr. Weale is re-elected to the Board by the Shareholders.

After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (i) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the 1934 Act, the SEC rules promulgated thereunder, and the applicable NYSE Corporate Governance Rules, (ii) all current Audit Committee members are financially literate, and (iii) Mr. Cook qualifies as an “Audit Committee Financial Expert” under Item 407(d) of Regulation S-K. Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Cook’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Cook any duties, obligations or liability greater than are generally imposed upon him as a member of the Audit Committee and the Board and his designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other currently serving members of the Audit Committee and the Board may be considered financial experts, but the Board has not so designated them at this time.

The Board appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board on its adequacy in light of applicable NYSE rules. The charter is available on the Company’s web site at www.bcapre.bm and is also available in print upon request to the Company. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (i)—(iii) of the preceding paragraph of this report and the adequacy of the Audit Committee charter.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s 2016 Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements contained in the 2016 Form 10-K with management and the Company’s independent auditors;

•	reviewed and discussed the Company’s quarterly earnings press releases and related materials;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•	reviewed the Company’s loss reserves;

•	met separately with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with senior management and internal auditors;

•	reviewed the Company’s whistleblower policy and its application;

•	reviewed and discussed with the independent auditors (i) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (ii) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, “Communications with Audit Committees” and (iii) responsibilities, budget and staffing of the Company’s internal audit function;

•	received from the independent auditors written disclosures regarding the auditors’ independence required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and discussed with the independent auditors their independence; and

•	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board the inclusion of the audited financial statements of the Company and its subsidiaries in the 2016 Form 10-K.

In addition to the actions described above taken in connection with the preparation for the filing with the SEC of the Company’s 2016 Form 10-K, the Audit Committee oversees the internal audit services provided by the Manager to the Company. The committee reviews the proposed audit plans for the coming year and the coordination of such plans with the independent auditors. The Company’s internal audit objective is to evaluate and improve the effectiveness of the Company’s governance, risk management and internal control. To assist with the Audit Committee’s oversight, the Manager’s internal audit department provides an annual risk-based audit plan to the Audit Committee and periodic reports are additionally made to the Audit Committee summarizing the results of internal audit activities.

The Audit Committee appoints and annually evaluates the performance of the Company’s independent auditor and provides assistance to the members of the Board in fulfilling their oversight functions of the financial reporting practices. The Company’s current independent registered public accounting firm is Ernst & Young Ltd. (“Ernst & Young”). Ernst & Young has been the Company’s independent registered public accounting firm since July 2015 and the Audit Committee has selected Ernst & Young to be the Company’s independent registered public accounting firm for 2017.

The Audit Committee contracts with and sets the fees paid to the Company’s independent auditor. The fees for services for Ernst & Young’s audit services during 2016 are set forth under “Professional Fees Billed to the Company.” Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the consolidated financial statements of Blue Capital Re and review of quarterly consolidated financial statements.

The Audit Committee also determines that the non-audit services provided to the Company by the independent auditors are compatible with maintaining the independence of the independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed below under “Professional Fees Billed to the Company.” The Audit Committee annually conducts an evaluation of the independent auditors to determine if they will recommend the retention of the independent auditors. As part of the evaluation of the independent auditors, the Audit Committee surveys management and all members of the Audit Committee to determine if the independent auditors are meeting Company expectations. In addition, the Audit Committee obtains and reviews, at least annually, a report by the independent auditors describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company. Based upon the results of the evaluations mentioned, the Audit Committee recommends the retention of Ernst & Young as the Company’s independent auditors based upon the quality of audit services and sufficiency of resources provided.

While the Audit Committee has the duties and responsibilities set forth above and in its charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to ensure that the Company complies with all laws and regulations, its Code of Conduct and Ethics or its Corporate Governance Guidelines.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Company.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

March 16, 2017

Respectfully submitted,

D. Andrew Cook (Chair)

Eric Lemieux

John R. Weale

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 15, 2017 unless otherwise noted, with respect to the ownership of Common Shares by each person known by us to beneficially own 5% or more of the outstanding Common Shares. Common Shares are the only class of our equity securities entitled to vote at the 2017 Annual Meeting.

Name and Address of Beneficial Owner	Number of Common Shares Owned	Percentage of Common Shares Outstanding (1)
Endurance Specialty Holdings Ltd. (2)	2,911,518	33.3%
Waterloo House, 100 Pitts Bay Road
Pembroke HM08 Bermuda

Baillie Gifford & Co. (3)	629,438	7.2%
Calton Square, 1 Greenside Row
Edinburgh EH1 3AN
Scotland, United Kingdom

Donald Smith & Co., Inc. (4)	531,040	6.1%
152 W. 57th Street, 22nd Floor
New York, NY 10019

Aberdeen Asset Management PLC (5)	463,899	5.3%
10 Queens Terrace
Aberdeen, Scotland

(1)	Based on 8,756,071 Common Shares outstanding as of March 15, 2017.
(2)	Information based on a Form 4 filed with the SEC by Endurance on June 17, 2016.
(3)	Information based on a Schedule 13F, as of December 31, 2016, filed with the SEC by Baillie Gifford & Co. on February 14, 2017.
(4)	Information based on a Schedule 13G, as of December 31, 2016, filed with the SEC by Donald Smith & Co., Inc. on February 9, 2017.
(5)	Information based on Schedule 13G, as of December 30, 2016, filed with the SEC by Aberdeen Asset Management PLC on February 6, 2017.

Security Ownership of Management

The following table sets forth information, as of March 15, 2017, with respect to the beneficial ownership of Common Shares by each of our directors, director nominees and executive officers and by all of our directors, director nominees and executive officers as a group. None of the Common Shares shown as beneficially owned by our directors, director nominees and executive officers are known to have been pledged as collateral. Common Shares are the only class of our equity securities entitled to vote at the 2017 Annual Meeting.

Name of Beneficial Owner (1)	Number of Common Shares Owned	Percentage of Common Shares Outstanding (2)
D. Andrew Cook	1,401	*
Greg A. Garside	—	*
Eric Lemieux	3,901	*
Michael J. McGuire	—	*
Adam G. Szakmary	—	*
John R. Weale	4,201	*
All directors, director nominees and executive officers as a group (6 persons)		*

*	Represents less than 1.0% of the outstanding Common Shares as of March 15, 2017. Beneficial ownership is determined in accordance with Rule 13d-3(d)(1) under the 1934 Act, meaning that none of the unvested RSUs held by our directors are deemed to be Common Shares outstanding for computing the percentage held by each person or entity listed because none of the RSUs are scheduled to vest within sixty days of March 15, 2017.
(1)	The address of each of the beneficial owners identified is Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda.
(2)	Based on 8,756,071 Common Shares outstanding as of March 15, 2017.

The Company’s Insider Trading Policy prohibits all our directors, officers and employees from buying or selling options on Common Shares, from hedging the value of Common Shares and from pledging Common Shares as collateral.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”), which is available on our website at (www.bcapre.bm > Corporate Governance > Corporate Governance Documents > Related Person Transaction Policy). Under this Related Person Transaction policy, all relationships between us and any of our directors, executive officers, beneficial holders of more than 5% of any class of our voting securities or their immediate family members will be reviewed by our Audit Committee to determine whether such persons have a direct or indirect material interest in a proposed transaction. This Related Person Transaction Policy will not be applicable to day-to-day allocation, underwriting or investment decisions of the Manager, but it will be applicable to any changes to the terms of any agreements we have entered into with the Manager.

The Audit Committee will review and approve or ratify any related person transactions. In the course of its review, the Audit Committee will consider all relevant facts and circumstances, including:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of the transaction;

•	whether the transaction would impair the judgment of a director or executive officer in acting in our best interests;

•	the importance of the transaction to the related person; and

•	any other matters it deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or any vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee to consider the transaction.

We have entered into transactions with parties that are related to the Company. We believe that each of these transactions, as described below, was made on terms no less favorable to us than we could have obtained from unrelated parties.

Service Agreements with Endurance

Through each of the following roles and relationships, we leverage Endurance’s reinsurance underwriting expertise and infrastructure to conduct our business: (i) the Manager manages our reinsurance underwriting decisions; (ii) Blue Water Re, Endurance’s wholly-owned special purpose insurance company, is a significant source of our reinsurance business (as described below); (iii) Mr. Szakmary, the Manager’s Chief Executive Officer and director serves as our CEO and is a director of the Company; (iv) Mr. Garside, the Controller and Vice President of Endurance and the Treasurer of the Manager, serves as our CFO; and (v) Mr. McGuire, Endurance’s Chief Financial Officer, serves as Chairman of the Board.

All of the compensation to which Messrs. Szakmary and McGuire are entitled as directors of the Company has been assigned and paid directly to Endurance.

Endurance provides services to Blue Capital through the following arrangements:

BW Retrocessional Agreement. Through a retrocessional contract dated December 31, 2013 (the “BW Retrocessional Agreement”), between Blue Capital Re and Blue Water Re, Blue Water Re has the option to cede to Blue Capital Re up to 100% of its participation in the ceded reinsurance business it writes, provided that such business is in accordance with the Company’s underwriting guidelines. Pursuant to the BW Retrocessional Agreement, Blue Capital Re may participate in: (i) retrocessional, quota share or other agreements between Blue Water Re and Endurance or other third-party reinsurers, which provides it with the opportunity to participate in a diversified portfolio of risks on a proportional basis; and (ii) fronting agreements between Blue Water Re and Endurance or other well capitalized third-party rated reinsurers, which allows Blue Capital Re to transact business with counterparties who prefer to enter into contracts with rated reinsurers.

For all periods presented, all of the reinsurance business of Blue Capital Re was originated pursuant to the BW Retrocessional Agreement.

Investment Management Agreement. The Company has entered into an Investment Management Agreement with the Manager. Pursuant to the terms of the Investment Management Agreement, the Manager has full discretionary authority, including the delegation of the provision of its services, to manage the Company’s assets, subject to the Company’s underwriting guidelines, the terms of the Investment Management Agreement and the oversight of the Board.

Underwriting and Insurance Management Agreement. The Company, Blue Capital Re and the Manager have entered into an Underwriting and Insurance Management Agreement (the “Underwriting and Insurance Management Agreement”). Pursuant to the Underwriting and Insurance Management Agreement, the Manager provides underwriting, risk management, claims management, ceded retrocession agreements management and actuarial and reinsurance accounting services to Blue Capital Re. The Manager has full discretionary authority to manage the underwriting decisions of Blue Capital Re, subject to the Company’s underwriting guidelines, the terms of the Underwriting and Insurance Management Agreement and the oversight of the Company’s and Blue Capital Re’s boards of directors.

Administrative Services Agreement. The Company has entered into an Administrative Services Agreement with the Manager, as amended on November 13, 2014 (the “Administrative Services Agreement”). Pursuant to the terms of the Administrative Services Agreement, the Manager provides Blue Capital with support services, including the services of our CFO, as well as finance and accounting, internal audit, claims management and policy wording, modeling software licenses, office space, information technology, human resources and administrative support.

Credit Agreement

On May 1, 2015, the Company renewed its credit agreement, which permitted the Company to borrow up to $20.0 million on a revolving basis for working capital and general corporate purposes (the “2014 Credit Agreement”). Endurance served as a guarantor of the Company’s obligations under the 2014 Credit Agreement and received an annual guarantee fee from the Company equal to 0.125% of the facility’s total capacity. The Credit Agreement expired on April 29, 2016.

On May 6, 2016, the Company entered into the 2016 Credit Facility with Endurance Investment Holdings Ltd. (the “Lender”), a wholly-owned subsidiary of Endurance. The 2016 Credit Facility provides the Company with an unsecured $20.0 million revolving credit facility for working capital and general corporate purposes and expires on September 30, 2018. The 2016 Credit Facility replaces the 2014 Credit Agreement and related Guarantee Agreement which expired on April 29, 2016. Borrowings under the 2016 Credit Facility bear interest, set at the time of the borrowing, at a rate equal to the applicable LIBOR rate plus 150 basis points. A one-time fee of $20,000 was due to the Lender in connection with establishing the 2016 Credit Facility. The 2016 Credit Facility contains covenants that limit the Company’s ability, among other things, to grant liens on its assets, sell assets, merge or consolidate, or incur debt. If the Company fails to comply with any of these covenants, the Lender could revoke the facility and exercise remedies against the Company. In addition, in the event of a default in the performance of any of the agreements or covenants under certain management agreements with the

Manager by the Company, the Lender has the right to terminate the 2016 Credit Facility. As of December 31, 2016, the Company was in compliance with all of its respective covenants associated with the 2016 Credit Facility.

As of December 31, 2016, we had no outstanding borrowings under the 2016 Credit Facility.

Amounts Incurred Under Agreements with Endurance

During the year ended December 31, 2016, the Company incurred general and administrative expenses of $2.7 million pursuant to the Investment Management Agreement, $0.6 million pursuant to the Administrative Services Agreement and $0.5 million pursuant to the Underwriting and Insurance Management Agreement.

During the year ended December 31, 2015, the Company incurred general and administrative expenses of $2.7 million pursuant to the Investment Management Agreement, $0.6 million pursuant to the Administrative Services Agreement and $1.3 million pursuant to the Underwriting and Insurance Management Agreement.

During the year ended December 31, 2014, the Company incurred general and administrative expenses of $2.7 million pursuant to the Investment Management Agreement, $0.6 million pursuant to the Administrative Services Agreement and less than $0.1 million pursuant to the Underwriting and Insurance Management Agreement.

During each of the years ended December 31, 2016, 2015 and 2014, the Company incurred fees of less than $0.1 million pursuant to Endurance’s guarantee of the Company’s obligations with respect to the 2014 Credit Agreement.

As of December 31, 2016 and 2015, the Company owed Endurance $1.8 million and $2.9 million for the services performed pursuant to the aforementioned agreements, respectively.

Shareholder and Registration Rights Agreement

Private Placement. Upon the completion of the initial public offering and through the Private Placement, Montpelier Reinsurance Ltd. purchased 2,500,000 Common Shares at a price of $20.00 per share. In connection with the Private Placement, we entered into a shareholder and registration rights agreement, dated November 12, 2013 (the “Shareholder and Registration Rights Agreement”), with Montpelier Re Holdings Ltd., now by operation of law, Endurance.

Governance. Pursuant to the Shareholder and Registration Rights Agreement, Endurance has the right to nominate two of our five directors (or, if the Board consists of more than five directors, not less than 40% of the total Board seats at any given time) until the later of the date on which: (i) Endurance sells any Common Shares; and (ii) Endurance owns less than 5% of the outstanding Common Shares. Endurance also has the right to designate one of its nominees as Chairman.

Pursuant to the Shareholder and Registration Rights Agreement, for so long as Endurance has the right to nominate two directors to the Board; (i) if the size of the Board is five, a quorum of the Board cannot exist unless at least one director nominated by Endurance is present at a meeting of the Board; and (ii) if the size of the Board is greater than five, a quorum of the Board cannot exist unless at least two directors nominated by Endurance are present at a meeting of the Board.

Registration Rights. Pursuant to the Shareholder and Registration Rights Agreement, we have granted Endurance registration rights with respect to the Common Shares purchased in the Private Placement and any other Common Shares Endurance may own. These rights include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. All fees, costs and expenses related to any registrations will be borne by us, other than underwriting discounts and commissions.

Demand Registration Rights. The Shareholder and Registration Rights Agreement grants Endurance demand registration rights. We are required, upon the written request of Endurance, to use our reasonable best efforts to effect registration of those Common Shares requested to be registered by Endurance promptly after receipt of the request. We are not required to effect any such demand registration within 180 days after the effective date of a previous demand registration.

Shelf Registration Rights. The Shareholder and Registration Rights Agreement grants Endurance shelf registration rights. Endurance may demand that we file a shelf registration statement with respect to some or all of the Common Shares it holds, and, upon such demand, we are required to use our reasonable best efforts to effect such registration.

Piggyback Registration Rights. The Shareholder and Registration Rights Agreement grants Endurance piggyback registration rights. If we register any Common Shares, either for our own account or for the account of other security holders, Endurance is entitled, subject to certain limitations, to include some or all of the Common Shares it holds in the registration.

Corporate Opportunities. Pursuant to the Shareholder and Registration Rights Agreement, Endurance or any of its affiliates or any of its or their respective directors, officers, employees, partners or agents are permitted to engage in activities or businesses that are competitive with us and will have no duty to refrain from engaging in such activities or businesses. The Shareholder and Registration Rights Agreement also generally releases Endurance or any of its affiliates or any of its or their respective directors, officers, employees, partners or agents from referring any business opportunity to us.

Preemptive Rights. Pursuant to the Shareholder and Registration Rights Agreement, we have granted Endurance preemptive rights to participate, at Endurance’s option, in any offerings of our equity securities. Endurance’s preemptive rights entitle it to participate in any issuance of equity securities by us based on Endurance’s pro rata portion of Common Shares that it holds at the time of such issuance.

General. The Shareholder and Registration Rights Agreement provides that, except as required by applicable law, neither we nor the Board shall take any action to cause the amendment of our organizational documents in a manner that is inconsistent with, or adverse to, Endurance’s governance and related rights under the Shareholder and Registration Rights Agreement. In addition, our Bye-Laws will be read and construed as one with the Shareholder and Registration Rights Agreement, and the provisions of the Shareholder and Registration Rights Agreement are incorporated into such Bye-Laws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% Shareholders were complied with by such persons on a timely basis.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Mr. Szakmary, our CEO, and Mr. Garside, our CFO, serve as our “Named Executive Officers.” Pursuant to the terms of the Administrative Services Agreement, the Manager provides us with various support services, including the services of Messrs. Szakmary and Garside. Neither Mr. Szakmary nor Mr. Garside receives any compensation directly from the Company in exchange for their services as Named Executive Officers. Rather, Mr. Szakmary’s services are deemed to be encompassed within the Management Fee we are charged by the Manager under the Investment Management Agreement and Mr. Garside’s services are directly charged to us by the Manager under the Administrative Services Agreement. During 2016 and 2015, we incurred $0.4 million and $0.4 million, respectively, for the services of our CFO under the Administrative Service Agreement (see page 23 of this Proxy Statement).

2013 Long-Term Incentive Plan

At the discretion of the Compensation Committee, incentive awards, the value of which are based on Common Shares, may be made to the Company’s directors, future employees and consultants.

The Company’s 2013 Long-Term Incentive Plan (the “2013 LTIP”), which was adopted by the Board on September 27, 2013, permits the issuance of up to one percent of the aggregate Common Shares outstanding (at the time of grant) to participants.

Incentive awards that may be granted under the 2013 LTIP include restricted share units (“RSUs”), restricted Common Shares, incentive share options (on a limited basis), non-qualified share options, share appreciation rights, deferred share units, performance compensation awards, performance units, cash incentive awards and other equity-based and equity-related awards.

As of December 31, 2016 and 2015, there were 13,158 and 9,799 RSUs, respectively, outstanding under the 2013 LTIP. The Compensation Committee intends to continue to provide each of its directors with an annual grant of RSUs with a grant-date fair value of approximately $25,000. The RSUs intended to be granted annually to the directors will be granted pursuant to the 2013 LTIP and will vest in three equal annual installments beginning on the first anniversary of the date of grant based on continuous service, payable in Common Shares at the time of vesting.

All of the incentive awards granted under the 2013 LTIP to which Messrs. Szakmary and McGuire are entitled as directors of the Company have been assigned and paid directly to Endurance.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of the Company during 2016, and the Board notes no relationship that would impair the independence of any director who served as a member of the Compensation Committee during 2016.

Director Compensation

Each of our directors receives, or is entitled to receive, the following compensation for services as a director: an annual cash retainer of $50,000 and an annual grant of RSUs with a grant-date fair value of approximately $25,000. The RSUs granted to our directors vest in three equal annual installments beginning on the first anniversary of the date of grant based on continuous service, payable in Common Shares at the time of vesting. The Chairman, Lead Director and any director who serves as Chair of the Compensation Committee also receives an additional annual cash retainer of $5,000, and any director who serves as Chair of the Audit Committee receives an additional annual cash retainer of $15,000.

The following table summarizes the total compensation earned by the Company’s directors during the year ended December 31, 2016:

Director (1)	Fees Earned or Paid in Cash ($)	Share Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Class A Directors
Michael J. McGuire (4)	55,000	24,906	—	—	—	3,567	83,473
John R. Weale	55,000	24,906	—	—	—	5,284	85,190
Class B Directors
D. Andrew Cook	65,000	24,906	—	—	—	5,284	95,190
Adam G. Szakmary (4)	50,000	24,906	—	—	—	3,567	78,473
Class C Directors
Eric Lemieux	55,000	24,906	—	—	—	5,284	85,190

(1)	All amounts presented in the table above are expressed in U.S. dollars.
(2)	Represents the grant date fair value of RSU awards made net of actual forfeitures during 2016 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 without regard to estimated forfeitures. Each director received a grant of 1,419 RSUs on June 15, 2016. The RSUs awarded each vest in three equal annual installments on June 15 of each of the following three years based on continuous service. See Note 8 to the 2016 Form 10-K for a description of the assumptions used to determine the initial grant date fair value of RSUs. As of December 31, 2016, Messrs. Weale, Cook and Lemieux each held 2,818 unvested RSUs and Messrs. McGuire and Szakmary each held 2,352 unvested RSUs.
(3)	Represents dividend equivalents earned on all outstanding RSUs held by the directors
(4)	Pursuant to a letter agreement between Endurance and each of Messrs. Szakmary and McGuire, all of the compensation to which Messrs. Szakmary and McGuire are entitled as directors of the Company has been assigned and paid directly to Endurance.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITOR

On February 21, 2017, upon recommendation of the Audit Committee, the Board unanimously selected, subject to approval of Shareholders, Ernst & Young Ltd., an independent registered public accounting firm, to continue to serve as the independent auditor of the Company and its subsidiaries for the year ending December 31, 2017. In addition to this appointment, Shareholders are being asked to authorize the Board, acting by the Company’s Audit Committee, to set the remuneration for Ernst & Young Ltd. for the year ending December 31, 2017. Ernst & Young Ltd. has served as the Company’s independent registered public accounting firm since July 2015.

On June 30, 2015, PricewaterhouseCoopers Ltd. (“PwC”) resigned as the Company’s independent registered public accounting firm. This resignation was due to an independence matter which resulted from the acquisition of Montpelier Re Holdings Ltd. by Endurance. The independence conflict resulted from a retired partner of PricewaterhouseCoopers LLP being on Endurance’s board of directors and serving as the Chair of Endurance’s Audit Committee. Endurance currently owns 33.3% of the Company’s outstanding Common Shares and fully consolidates the Company’s assets, liabilities and operations within its consolidated financial statements. The reports of PwC on the financial statements for the fiscal years ended December 31, 2014 and 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through June 30, 2015, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference thereto in their report on the financial statements for such years, nor were there any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. At the Company’s request, PwC furnished a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated July 2, 2015, was filed as Exhibit 16 to the Company’s current report on Form 8-K. On July 15, 2015, the Board, upon recommendation of its Audit Committee, approved the engagement of Ernst & Young Ltd. as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2014, and 2013, and the subsequent interim periods through July 15, 2015, neither the Company nor anyone on its behalf had consulted with Ernst & Young Ltd. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young Ltd. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the year. During the year ended December 31, 2016, neither Ernst & Young Ltd. nor PwC performed any non-audit services on behalf of the Company.

A representative of Ernst & Young Ltd. is expected to be present at the 2017 Annual Meeting and will have the opportunity to make statements and to respond to appropriate questions.

Professional Fees Billed to the Company

The following table presents fees billed for professional services rendered by Ernst & Young Ltd. during 2016 and 2015 and by PwC through June 30, 2015. The Audit Committee has considered whether the provisions of total services by Ernst & Young Ltd. and PwC are compatible with maintaining its independence with respect to the Company.

	Year Ended December 31,
	2016	2015
Audit Fees (1)	$275,000	$275,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$275,000	$275,000

(1)	Represents services performed in connection with the audit of the Company’s annual consolidated financial statements. For the year ended December 31, 2015, includes $35,000 of fees paid to PwC for audit fees up to the last day of their engagement on June 30, 2015 and $240,000 of fees paid to Ernst & Young Ltd. subsequent to their engagement as independent registered public accountants.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2 CALLING FOR THE APPOINTMENT OF ERNST & YOUNG LTD., AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2017, AND TO AUTHORIZE THE BOARD, ACTING BY THE COMPANY’S AUDIT COMMITTEE, TO SET THEIR REMUNERATION.

OTHER MATTERS

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of 2017 Annual Meeting of Members and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters at their discretion.

Presentation of Financial Statements

In accordance with the Companies Act and Bye-Law 46, the Company’s audited consolidated financial statements for the year ended December 31, 2016 will be presented at the 2017 Annual Meeting. The Board has approved these financial statements. There is no requirement under Bermuda law that these financial statements be approved by Shareholders and no such approval will be sought at the meeting.

Householding

Unless it has received contrary instructions, the Company may send a single copy of this Proxy Statement to any household at which two or more Shareholders reside if the Company believes the Shareholders are members of the same family. Each Shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses.

If you would like to receive your own proxy, follow the instructions described below. Similarly, if you share an address with another Shareholder and together both of you would like to receive only a single proxy, follow these instructions: If your Common Shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A. at (781) 575-2879 or toll free at (877) 373-6374, P.O. Box 30170, College Station, TX 77842-3170 (by mail) or 211 Quality Circle, Suite 210, College Station, TX 77845 (by courier, overnight mail or registered mail). For more information, go to http://www.computershare.com. If a bank, broker or other nominee holds your Common Shares, please contact your bank, broker or other nominee directly.

Other Information

The Company has filed the required certifications under Section 302 of the Sarbanes-Oxley Act of 2002 regarding the quality of our public disclosures as Exhibits 31.1 and 31.2 to the 2016 Form 10-K.

In 2016, the Company also filed the Written Affirmations required by NYSE Listed Company Manual Section 303A.

2018 SHAREHOLDER PROPOSALS

To be considered for inclusion in the Proxy Statement relating to the 2018 Annual General Meeting of Shareholders, Shareholder proposals must comply with Rule 14a-8 under the 1934 Act and be received by the Company no later than November 27, 2017, unless the Company changes the date of the 2018 Annual General Meeting of Shareholders by more than thirty days from the date of this year’s meeting, in which case the Company will provide a revised deadline in one of the Company’s 2017 Quarterly Reports on Form 10-Q. If a Shareholder wishes to nominate an individual for election as a director at the 2018 Annual General Meeting of Shareholders or to properly bring other business before the 2018 Annual General Meeting of Shareholders, such Shareholder must provide notice of the Shareholder’s intention to do so in accordance with the procedures set forth in the Company’s Bye-Laws no later than February 8, 2018 and no earlier than January 9, 2018. If a Shareholder proposal is introduced at the 2018 Annual General Meeting of Shareholders without any discussion of the proposal in the Company’s Proxy Statement and the Shareholder does not notify the Company by February 10, 2018, as required by Rule 14a-4(c)(1) under the 1934 Act of the intent to raise such proposal at the Annual General Meeting, then such proxies received by the Company for the 2018 Annual General Meeting of Shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal.

ADDITIONAL INFORMATION

The 2016 Form 10-K, including our audited consolidated financial statements for the year ended December 31, 2016, is being mailed concurrently with this Proxy Statement. The 2016 Form 10-K does not form any part of the material for the solicitation of proxies. Upon written request of a Shareholder, we will furnish, without charge, a copy of the 2016 Form 10-K, as filed with the SEC. If you would like a copy of this proxy statement, please contact Blue Capital Reinsurance Holdings Ltd. at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, Attn: Secretary. The Company’s Proxy Statement, 2016 Form 10-K and other proxy materials are also available at https://materials.proxyvote.com/G1190F, http://www.sec.gov and http://www.bcapre.bm. Information contained on such websites is not incorporated in this Proxy Statement.

APPENDIX A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.	Introduction

For a director to be considered “independent” under the New York Stock Exchange (“NYSE”) rules, the Board of Directors of the Company (the “Board”), must determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). These Standards have been established in order to assist the Board in determining director independence with broad consideration of all relevant facts and circumstances and may be amended by the Board from time to time. These standards shall be interpreted in a manner consistent with the NYSE rules.

In order to be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence.

II.	Definitions

References to the “Company” include any parent or subsidiary in a consolidated group with the Company.

The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When applying the look-back provisions required herein, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, need not be considered.

III.	Employment Relationships

(1) A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company. Employment as an interim Executive Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

(2) A director is not independent if: (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

IV.	Compensation Relationships

(1) A director is not independent if the director has received, during any twelve-month period within the last three years, any direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Executive Chairman or CEO or other executive officer need not be considered in determining independence under this test.

(2) A director is not independent if the director has an immediate family member who has received, during any twelve-month period within the last three years, any direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer) need not be considered in determining independence under this test.

V.	Commercial and Charitable Relationships

(1) A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds or exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues as reported for its last completed fiscal year.

(2) A director is not independent if the director is an executive officer, director or trustee of a charitable organization that received contributions from the Company in an amount which, in any single fiscal year within the preceding three years, exceeded the greater of $1 million or 2% of such charitable organization’s total charitable receipts as reported for the last completed fiscal year; provided, however, that the Board may determine such relationships to be immaterial or nevertheless consistent with a director’s independence. Note that the Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for the purposes of this paragraph.

VI.	Interlocking Directorates

A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

VII.	Other Relationships

(1) Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services are made in the ordinary course of business on an arms-length basis.

(2) For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

VIII.	Additional Standards for the Audit Committee

In order to be considered independent as a member of the Audit Committee of the Board (the “Audit Committee”), a director of the Company must meet the following additional requirements of the U.S. Securities and Exchange Commission (the “SEC”).

(1) A director is not independent for the purposes of Audit Committee membership if the director receives, whether directly or indirectly, any consulting or advisory fees or other compensation from the Company, other than director and committee fees, fixed payments under a retirement plan for prior service with the Company or payments received as a shareholder of the Company. A member of the Audit Committee is considered to receive indirect compensation if: (A) the director is a partner, executive officer or holder of a similar position with an accounting firm, consulting firm, law firm or investment bank that receives payments for its services from the Company; or (B) the director’s spouse, child or stepchild receives any form of compensation from the Company.

(2) A director is not independent for the purposes of Audit Committee membership if the director is an affiliate of the Company, or any subsidiary of the Company. The SEC defines an affiliate as a person who directly or indirectly controls, is controlled by or is under common control with the Company. A director may qualify for the SEC safe harbor from being considered an affiliate if the director owns less than 10% of any class of the Company’s voting securities and is not an executive officer of the Company.

IX.	Additional Standards for the Compensation and Nominating Committee

In order for a director to be considered independent as a member of the Compensation and Nominating Committee of the Board (the “Compensation and Nominating Committee”), the following factors, among other relevant factors, must be considered as required by the SEC.

(1) In determining a director’s independence for the purposes of the Compensation and Nominating Committee, the source of compensation of the director should be considered, such as any consulting advisory or other fees paid by the Company to the director.

(2) In determining a director’s independence for the purposes of the Compensation and Nominating Committee, whether the director is an affiliate of the Company, or any the Company’s subsidiaries or affiliates, should be considered.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

1. To fix the number of directors of the Company at five and to elect two Class A director nominees to the Company’s Board of Directors for terms ending in 2020.

+

	For	Against	Abstain		For	Against	Abstain

01 - Michael J. McGuire	☐	☐	☐	02 - John R. Weale	☐	☐	☐

	For	Against	Abstain

2.

To appoint Ernst & Young Ltd., an independent registered public accounting firm, as the Company’s independent auditor for 2017 and to authorize the Company’s Board, acting by the Company’s Audit Committee, to set their remuneration.

	☐	☐	☐	NOTE. To consider such other business as may properly come before the Annual General Meeting of Shareholders or any adjournments thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy ) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS.

The Proxy Statement and the 2016 Annual Report on Form 10-K are available at: https://materials.proxyvote.com/G1190F

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BLUE CAPITAL REINSURANCE HOLDINGS LTD.

FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2017

The undersigned appoints Greg A. Garside or failing him any other officer of Blue Capital Reinsurance Holdings Ltd. as proxy, to vote on behalf of the undersigned, all Common Shares of the undersigned at the 2017 Annual Meeting to be held May 9, 2017, and at any adjournment thereof, subject to any directions indicated on the reverse side.

Your vote is important! Please complete, date, sign and return this form to Proxy Services, c/o Computershare, P.O. Box 43101, Providence, RI 02940-5067 in the accompanying envelope, which does not require postage if mailed in the United States.

This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will be voted FOR each proposal listed on the reverse side and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the 2017 Annual Meeting.